Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured New York Dividend
Advantage Municipal Fund
333-85706
811-09473

A special meeting of shareholders was held in the offices of Nuveen Investments on June 30, 2008. The meeting was subsequently adjourned to July 28, 2008 and additionally adjourned to August 29, 2008, September 30, 2008 and October 28, 2008.

Voting results are as follows:

<c>To approve the elimination
of the fundamental policy
relating to tax-exempt municipal
bonds.
   For
                    3,621,276
                           341
   Against
                       267,690
                           150
   Abstain
                       137,258
                              -
   Broker Non-Votes
                    1,360,650
                        1,727
      Total
                    5,386,874
                        2,218




<c>To approve the new
fundamental policy relating to
tax-exempt securities.
   For
                    3,670,356
                           370
   Against
                       210,985
                           121
   Abstain
                       144,883
                              -
   Broker Non-Votes
                    1,360,650
                        1,727
      Total
                    5,386,874
                        2,218

Proxy materials are herein incorporated by reference to the SEC filing on May 16, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-007563.